INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Form S-8 of our report dated March 25, 2003, appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2002.

/s/ Deloitte &Touche LLP

Dallas, Texas January 20, 2004